      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000



                                                      REGISTRATION NO. 333-34694

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TALARIAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           7372                          33-0323810
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                            ------------------------

                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                                 (650) 965-8050
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 PAUL A. LARSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              TALARIAN CORPORATION
                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                                 (650) 965-8050
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

     LAIRD H. SIMONS III, ESQ.             MICHAEL D. NATHAN, ESQ.                 MICHAEL A. MORGAN
       BARRY J. KRAMER, ESQ.              SIMPSON THACHER & BARTLETT            CHIEF FINANCIAL OFFICER
       DOROTHY L. HINES, ESQ.                425 LEXINGTON AVENUE                 TALARIAN CORPORATION
        JOSHUA N. SUN, ESQ.             NEW YORK, NEW YORK 10017-3954              333 DISTEL CIRCLE
       JOHN M. SHIELDS, ESQ.                    (212) 455-2000                LOS ALTOS, CALIFORNIA 94022
         FENWICK & WEST LLP                                                          (650) 965-8050
        TWO PALO ALTO SQUARE
    PALO ALTO, CALIFORNIA 94306
           (650) 494-0600

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                             AGGREGATE               AMOUNT OF
               OF SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share....................       $69,000,000               $18,216
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discount. All amounts shown are estimates, except the Securities and Exchange Commission Registration Fee, the National Association of Securities Dealers, Inc. Filing Fee and the Nasdaq National Market Listing Fee.

Securities and Exchange Commission Registration Fee.........  $18,216
National Association of Securities Dealers Inc. Filing
  Fee.......................................................    7,400
Nasdaq National Market Listing Fee..........................
Blue Sky Fees and Expenses..................................
Transfer Agent and Registrar Fees...........................
Accounting Fees and Expenses................................
Legal Fees and Expenses.....................................
Printing Expenses...........................................
Miscellaneous...............................................
                                                              -------
  Total.....................................................  $
                                                              =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

     The Registrant intends to enter into indemnification agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's certification of incorporation and to provide additional procedural protections in the event of litigation. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     Reference is also made to Section 8 of the Underwriting Agreement (Exhibit
1.01 hereto), which provides for indemnification by the Underwriters of the Registrant and its executive officers and directors for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the Underwriters for inclusion in the Registration Statement.

     See also the undertakings set out in response to Item 17.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:


                      EXHIBIT DOCUMENT                        NUMBER
                      ----------------                        ------
Underwriting Agreement......................................   1.01
Registrant's Certificate of Incorporation...................   3.01
Registrant's Bylaws.........................................   3.02
Amended and Restated Investors Rights Agreement dated
  February 3, 2000, as amended March 10, 2000 between
  Registrant and certain stockholders and warrant holders
  named therein.............................................   4.02
Form of Indemnity Agreement.................................  10.01


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In the three years prior to the effective date of this Registration Statement, we have issued and sold the following unregistered securities:

          1. From March 16, 1997 through March 15, 2000, the Registrant has issued 2,795,441 shares of common stock to its employees, directors and consultants upon exercise of options for an aggregate consideration of $2,010,867 in cash.

          2. In September 1999, the Registrant issued 552,600 shares of common stock to GlobalCast Communications, Inc., a California corporation, in connection with its acquisition of substantially all of the assets of that company.

          3. In September 1999, the Registrant issued 52,400 shares of common stock to Lucent Technologies, Inc., a Delaware corporation, in consideration for Lucent's execution of the Letter Agreement with Registrant dated September 3, 1999 regarding Registrant's succession, upon its acquisition of GlobalCast Communications, Inc., to GlobalCast's rights, title and interest in a License Agreement dated July 25, 1997 between Lucent and GlobalCast as amended January 28, 1998.

          4. In February 2000, the Registrant issued and sold 1,571,055 shares of Series D preferred stock to Nortel Networks Inc., a Delaware corporation for an aggregate consideration of $10,000,000.74 in cash.

          5. In March 2000, the Registrant issued 348,215 shares of common stock to shareholders of WhiteBarn, Inc., an Illinois corporation, in connection with the merger of WhiteBarn, Inc. into the Registrant.

     The sales and issuances of the above securities were determined to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions under compensation benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution and appropriate legends were affixed to the share certificates issued in these transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith:


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.01     Form of Underwriting Agreement.**
 2.01     Agreement and Plan of Merger between Talarian Corporation, a
          California corporation, and Registrant.**
 2.02     Asset Purchase Agreement dated September 30, 1999 between
          Registrant and GlobalCast Communications, Inc., a California
          corporation.*
 2.03     Agreement and Plan of Merger dated March 7, 2000 between
          Registrant and WhiteBarn, Inc., an Illinois corporation.
 3.01     Registrant's Amended and Restated Articles of Incorporation
          as filed February 4, 2000.*
 3.02     Registrant's Bylaws as adopted March 28, 1991.*
 3.03     Form of First Amended and Restated Certificate of
          Incorporation to be effective before the closing of the
          offering.**
 3.04     Form of Second Amended and Restated Certificate of
          Incorporation to be effective upon the closing of the
          offering.**
 3.05     Restated Bylaws to be effective upon the closing of the
          offering.**
 4.01     Specimen Common Stock Certificate.**
 4.02     Amended and Restated Investors Rights Agreement dated
          February 3, 2000, as amended March 10, 2000 between
          Registrant and certain stockholders and warrant holders
          named therein.*
 5.01     Opinion of Fenwick & West LLP.**
10.01     Form of Indemnity Agreement.*
10.02     Registrant's 1991 Stock Option Plan and related documents.*
10.03     Registrant's 1998 Equity Incentive Plan and related
          documents.*
10.04     Registrant's 2000 Employee Stock Purchase Plan.*
10.05     Registrant's 2000 Equity Incentive Plan and related
          documents.*
10.06     WhiteBarn, Inc. Stock Option Plan.*
10.07     WhiteBarn, Inc. 2000 Equity Incentive Plan.*
10.08     Lease dated February 8, 1995 between Registrant and GVE
          Distel Associates.*
10.09     Agreement dated March 13, 2000 between Registrant and
          Certain WhiteBarn Shareholders.
10.10     Form of Option Acceleration Agreement between Registrant and each executive officer.*
10.13     License Agreement dated July 25, 1997 between Lucent
          Technologies Inc., a Delaware corporation, and Registrant as successor to GlobalCast Communications, Inc., a California corporation, as amended by Amendment No. 1 effective January
          28, 1998 and letter dated September 3, 1999.+
10.15     Standard Inbound License Agreement (Product Source Code)
          dated September 30, 1999 between Registrant and Novell,
          Inc., a Delaware corporation.+
10.16     Sublease dated July 18, 1997 between Registrant and
          BroadVision, Inc., a Delaware corporation.*
10.17     Sub-Sublease dated November 18, 1997 between Registrant and
          Fenwick & West LLP, a California limited liability
          partnership, as amended as of February 1, 1999.*
10.18     Commitment Agreement dated March 13, 2000 between the
          Registrant, Mark Mahowald and Wagner & Associates, P.C.
10.19     Agreement dated February 3, 2000 between Registrant and
          Nortel Networks Inc.+

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.20     Form of Registrant's Software License and Distribution
          Agreement*
21.01     Subsidiaries of the Registrant.*
23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).**
23.02     Consent of KPMG LLP, independent accountants (Talarian).*
23.03     Consent of KPMG LLP, independent accountants (GlobalCast).*
23.04     Consent of KPMG LLP, independent accountants (WhiteBarn).*
24.01     Power of Attorney (see page II-5).*
27.01     Financial Data Schedule.*


-------------------------

*  Previously filed.



** To be filed by amendment.



+  Confidential treatment has been requested for portions of this exhibit.



   (b) Financial statement schedules:


     Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item
14 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 5th day of May, 2000.


                                          TALARIAN CORPORATION

                                          By:     /s/ MICHAEL A. MORGAN
                                            ------------------------------------
                                                     Michael A. Morgan
                                                Vice President, Finance and
                                              Administration and Chief Financial
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                                    TITLE                      DATE
                  ---------                                    -----                      ----

             /s/ PAUL A. LARSON*                    President, Chief Executive        May 5, 2000
---------------------------------------------          Officer and Director
               Paul A. Larson

            /s/ MICHAEL A. MORGAN                   Vice President, Finance and       May 5, 2000
---------------------------------------------   Administration and Chief Financial
              Michael A. Morgan                               Officer

            /s/ THOMAS J. LAFFEY*                Vice President, Chief Technology     May 5, 2000
---------------------------------------------     Officer, Secretary and Director
              Thomas J. Laffey

                  SIGNATURE                                    TITLE                      DATE
                  ---------                                    -----                      ----
            /s/ PAUL D. CALLAHAN*                            Director                 May 5, 2000
---------------------------------------------
              Paul D. Callahan

            /s/ DAVID I. CAPLAN*                             Director                 May 5, 2000
---------------------------------------------
               David I. Caplan

             /s/ DAVID E. GOLD*                              Director                 May 5, 2000
---------------------------------------------
                David E. Gold

             /s/ BRIAN T. HOREY*                             Director                 May 5, 2000
---------------------------------------------
               Brian T. Horey

            /s/ RICHARD A. NORTZ*                            Director                 May 5, 2000
---------------------------------------------
              Richard A. Nortz

         *By: /s/ MICHAEL A. MORGAN
 ------------------------------------------
              Michael A. Morgan
              Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.01     Form of Underwriting Agreement.**
 2.01     Agreement and Plan of Merger between Talarian Corporation, a
          California corporation, and Registrant.**
 2.02     Asset Purchase Agreement dated September 30, 1999 between
          Registrant and GlobalCast Communications, Inc., a California
          corporation.*
 2.03     Agreement and Plan of Merger dated March 7, 2000 between
          Registrant and WhiteBarn, Inc., an Illinois corporation.
 3.01     Registrant's Amended and Restated Articles of Incorporation
          as filed February 4, 2000.*
 3.02     Registrant's Bylaws as adopted March 28, 1991.*
 3.03     Form of First Amended and Restated Certificate of
          Incorporation to be effective before the closing of the
          offering.**
 3.04     Form of Second Amended and Restated Certificate of
          Incorporation to be effective upon the closing of the
          offering.**
 3.05     Restated Bylaws to be effective upon the closing of the
          offering.**
 4.01     Specimen Common Stock Certificate.**
 4.02     Amended and Restated Investors Rights Agreement dated
          February 3, 2000, as amended March 10, 2000 between
          Registrant and certain stockholders and warrant holders
          named therein.*
 5.01     Opinion of Fenwick & West LLP.**
10.01     Form of Indemnity Agreement.*
10.02     Registrant's 1991 Stock Option Plan and related documents.*
10.03     Registrant's 1998 Equity Incentive Plan and related
          documents.*
10.04     Registrant's 2000 Employee Stock Purchase Plan.*
10.05     Registrant's 2000 Equity Incentive Plan and related
          documents.*
10.06     WhiteBarn, Inc. Stock Option Plan.*
10.07     WhiteBarn, Inc. 2000 Equity Incentive Plan.*
10.08     Lease dated February 8, 1995 between Registrant and GVE
          Distel Associates.*
10.09     Agreement dated March 13, 2000 between Registrant and
          Certain WhiteBarn Shareholders.
10.10     Form of Option Acceleration Agreement between Registrant and each executive officer.*
10.13     License Agreement dated July 25, 1997 between Lucent
          Technologies Inc., a Delaware corporation, and Registrant as successor to GlobalCast Communications, Inc., a California corporation, as amended by Amendment No. 1 effective January
          28, 1998 and letter dated September 3, 1999.+
10.15     Standard Inbound License Agreement (Product Source Code)
          dated September 30, 1999 between Registrant and Novell,
          Inc., a Delaware corporation.+
10.16     Sublease dated July 18, 1997 between Registrant and
          BroadVision, Inc., a Delaware corporation.*
10.17     Sub-Sublease dated November 18, 1997 between Registrant and
          Fenwick & West LLP, a California limited liability
          partnership, as amended as of February 1, 1999.*
10.18     Commitment Agreement dated March 13, 2000 between the
          Registrant, Mark Mahowald and Wagner & Associates, P.C.
10.19     Agreement dated February 3, 2000 between Registrant and
          Nortel Networks Inc.+

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.20     Form of Registrant's Software License and Distribution
          Agreement*
21.01     Subsidiaries of the Registrant.*
23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).**
23.02     Consent of KPMG LLP, independent accountants (Talarian).*
23.03     Consent of KPMG LLP, independent accountants (GlobalCast).*
23.04     Consent of KPMG LLP, independent accountants (WhiteBarn).*
24.01     Power of Attorney (see page II-5).*
27.01     Financial Data Schedule.*


-------------------------

*  Previously filed.



** To be filed by amendment.



+  Confidential treatment has been requested for portions of this exhibit.